Exhibit 99.1

For Immediate Release:	For further information, contact:
Jaime F. Brito
ir@mariner-energy.com
(713) 954-5558

Mariner Energy, Inc. Announces Pricing of 8% Senior Notes due 2017
Houston, TX — April 25, 2007. Mariner Energy, Inc. (NYSE: ME) today announced the pricing of $300 million of its 8% senior unsecured notes due 2017, an increase of $100 million from the amount previously announced. The notes are expected to be sold in an underwritten public offering at par. Mariner plans to use the net proceeds from the offering to repay debt under its secured bank credit facility. Interest is payable May 15 and November 15 of each year. The first interest payment will be made on November 15, 2007 and will consist of interest from closing to that date. Delivery of the notes is expected to occur on April 30, 2007.
Mariner may redeem the notes at any time before May 15, 2012 at a price equal to the principal amount redeemed plus a make-whole premium, using a discount rate of the Treasury rate plus 0.50% and accrued but unpaid interest. Beginning on May 15 of the years indicated below, Mariner may redeem the notes from time to time, in whole or in part, at the prices set forth below (expressed as percentages of the principal amount redeemed) plus accrued but unpaid interest:
2012 at 104.000%
2013 at 102.667%
2014 at 101.333%
2015 and thereafter at 100.000%
In addition, before May 15, 2010, Mariner may redeem up to 35% of the notes with the proceeds of equity offerings at a price equal to 108% of the principal amount of the notes redeemed plus accrued but unpaid interest.
J.P. Morgan Securities Inc. acted as sole book-running manager of the offering. The offering of notes was made only by means of a prospectus, copies of which may be obtained from J.P. Morgan Securities Inc., 270 Park Ave., 8th Floor, Attention: Syndicate Desk, New York, NY 10019, 212-834-4555. An electronic copy of the prospectus is available from the Securities and Exchange Commission’s website at http://www.sec.gov.

This news release is neither an offer to sell nor a solicitation of an offer to buy any securities of Mariner and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.
FORWARD-LOOKING STATEMENTS
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Mariner assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future, including our guidance estimates, are forward-looking statements. Our forward-looking statements are generally accompanied by words such as “may”, “will”, “estimate”, “project”, “predict”, “believe”, “expect”, “anticipate”, “potential”, “plan”, “goal”, or other words that convey the uncertainty of future events or outcomes. The forward-looking statements provided in this press release are based on the current belief of Mariner based on currently available information as to the outcome and timing of future events and assumptions that Mariner believes are reasonable. These statements involve a number of risks and uncertainties, including those relating to whether or not Mariner will offer the notes or consummate the offering, relating to the anticipated terms of the notes and the offering, relating to market conditions for the note offering, and relating to other risks and uncertainties detailed in Mariner’s filings with the Securities and Exchange Commission. Any of these factors could cause the actual results and plans of Mariner to differ materially from those in the forward-looking statements. Investors are urged to read the Annual Report on Form 10-K for the year ended December 31, 2006 and other documents filed by Mariner with the SEC which contain important information, including detailed risk factors. Mariner expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in expectations.
ABOUT MARINER ENERGY, INC.
Mariner Energy, Inc. is an independent oil and gas exploration, development and production company headquartered in Houston, Texas with principal operations in the Gulf of Mexico and West Texas. For more information about Mariner, please visit its website at www.mariner-energy.com.
For further information, contact:
Jaime F. Brito, Director, Investor Relations
ir@mariner-energy.com
(713) 954-5558